Exhibit (a)(6)

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KLA-TENCOR CORPORATION

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO AMEND DATED FEBRUARY 27, 2007

THE OFFER EXPIRES AT 11:59 P.M., PACIFIC TIME, ON MARCH 27, 2007, UNLESS THE OFFER IS EXTENDED.

Name : priyendu bhardwaj Employee ID : 1092

Address: SAN JOSE . . SAN JOSE CA 95008 USA

Important Read the instructions to this Election Form before completing and signing this page.

Indicate your decision to tender your Eligible Options identified below for amendment by checking the “Amend Entire Eligible Portion” box. If you do not want to tender one or more of your Eligible Options for amendment, check, the “Amend None” box for those particular options. If you do not clearly mark the “Amend Entire Eligible Portion” box with respect to an Eligible Option, your election with respect to that option will default to “Amend None.” In that event, such Eligible Option will not be amended, and you will not become entitled to the special cash bonus payable with respect to that Eligible Option. In addition, you will be solely responsible for bringing such Eligible Option into compliance with IRC Section 409A in order to avoid adverse tax consequences with respect to that option. You may not tender only a portion of an Eligible Option.

Grant Date Option Number Exercise Price Per Share Total Number of Shares Subject to Outstanding Option Number of Shares Subject to Portion Qualifying as Eligible Option Actual Grant Date Fair Market Value of KLA-Tencor Common Stock on Actual Grant Date Amend Entire Eligible Portion?

April 04, 2001 035915 $32.75 519 139 June 12, 2001 $57.81 Yes No

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Indicate your decision to tender your Eligible Options identified below for amendment by checking the "Amend Entire Eligible Portion" box. If you do not want to tender one or more of your Eligible Options for amendment, check the "Amend None" box for those particular options. If you do not clearly mark the "Amend Entire Eligible Portion" box with respect to an Eligible Option, your election with respect to that option will default to "Amend None." In that event, such Eligible Option will not be amended, and you will not become entitled to the special cash bonus payable with respect to that Eligible Option. In addition, you will be solely responsible for bringing such Eligible Option into compliance with IRC Section 409A in order to avoid adverse tax consequences with respect to that option. You may not tender only a portion of an Eligible Option.

| Grant Date | Option Number | Exercise Price Per Share | Total Number of Shares Subject to Outstanding Option | Number of Shares Subject to Portion Qualifying as Eligible Option | Actual Grant Date | Fair Market Value of KLA-Tencor Common Stock on Actual Grant Date | Amend Entire Eligible Portion? |
|---|---|---|---|---|---|---|---|
| April 04, 2001 | 035915 | $32.75 | 519 | 139 | June 12, 2001 | $57.81 | Yes No |
| October 02, 2001 | 040829 | $29.31 | 2,250 | 825 | October 25, 2001 | $45.25 | Yes No |
| November 08, 2002 | 047927 | $37.05 | 1,000 | 584 | November 08, 2002 | $37.43 | Yes No |
| November 10, 2002 | 030231 | $26.25 | 519 | 96 | December 05, 2002 | $32.88 | Yes No |
| September 16, 2004 | 073284 | $39.34 | 6,000 | 6,000 | September 17, 2004 | $39.89 | Yes No |
| September 16, 2004 | 076181 | $39.34 | 3,000 | 3,000 | September 17, 2004 | $39.89 | Yes No |

Please note that if an Eligible Option you tender for amendment has an exercise price per share at or above the closing selling price per share of KLA-Tencor common stock on the amendment date, that option will be canceled on that date and immediately replaced with a new option that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date, but with a new grant date. Such cancellation and re-grant is necessary in order to avoid adverse taxation of that option under IRC Section 409A.

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